EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements (Form S-8 Nos. 2-21081, 333-43700, 333-24127, 333-32315, 333-93565, 333-44414, 333-32317, 333-62431, 333-63526 and 333-24123) pertaining to employee benefit and stock option plans of Astro-Med, Inc. of our report dated March 12, 2004, with respect to the consolidated financial statements and schedule of Astro-Med, Inc. included in the Annual Report (Form 10-K) for the year ended January 31, 2004.

ERNST & YOUNG LLP

Providence, Rhode Island

April 6, 2004